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                                                                    EXHIBIT 23.4

October 12, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 24, 1999 on our reviews of the condensed consolidated financial statements of Netia Holdings S.A. as of June 30, 1999 and 1998, and for the six-month and three month periods then ended is included in the Registration Statement on Form F-4.

Yours very truly,

/s/ PricewaterhouseCoopers Sp. z o.o.